EXHIBIT 99.2

PIEDMONT
OFFICE REALTY TRUST

Q1 2024

Supplemental Information

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 39 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 32. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, redeveloper and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its markets and is investment-grade rated by Standard & Poor’s and Moody’s.The Company was designated an Energy Star Partner of the Year for 2021, 2022 and 2023, and was recognized as a 2024 Energy Star Partner of the Year - Sustained Excellence, a distinction awarded for earning Partner of the Year for multiple consecutive years as well as exceeding the criteria required for recognition. Approximately 84% and 72% of the Company's portfolio is ENERGY STAR rated and LEED certified, respectively. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	March 31, 2024	December 31, 2023
Number of consolidated in-service office properties (1)	49	51
Rentable square footage (in thousands) (1)	16,037	16,563
Percent leased (2)	87.8%	87.1%
Capitalization (in thousands):
Total debt - GAAP	$2,070,070	$2,054,596
Total principal amount of debt outstanding (excludes premiums, discounts, and deferred financing costs)	$2,086,028	$2,070,033
Equity market capitalization (3)	$870,931	$879,616
Total market capitalization (3)	$2,956,959	$2,949,649
Average net principal amount of debt to Core EBITDA - quarterly (4)	6.8 x	6.5 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (5)	6.5 x	6.4 x
Total principal amount of debt / Total gross assets	38.9%	38.2%
Common stock data:
High closing price during quarter	$7.42	$7.50
Low closing price during quarter	$5.97	$5.07
Closing price of common stock at period end	$7.03	$7.11
Weighted average fully diluted shares outstanding during quarter (in thousands)	123,954	123,846
Shares of common stock issued and outstanding at period end (in thousands)	123,888	123,715
Annualized current dividend per share (6)	$0.50	$0.50
Ratings (Standard & Poor's / Moody's)	BBB- / Baa3	BBB- / Baa3
Employees	152	150

(1)	As of March 31, 2024, our consolidated in-service office portfolio excluded two properties held out of service for redevelopment, 222 South Orange Avenue, a 127,000 square foot property in Orlando, FL and 9320 Excelsior Boulevard, a 259,000 square foot property in Hopkins, MN. Also, during the quarter ended March 31, 2024, the Company sold One Lincoln Park, a 257,000 square foot property in Dallas, TX.
(2)	Please refer to page 22 for additional analysis and definition regarding the Company's leased percentage.
(3)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(4)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(6)	Annualized amount based on the regular dividends per share recorded for the most recent quarter.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate Office
5565 Glenridge Connector, Suite 450
Atlanta, Georgia 30342
770.418.8800
www.piedmontreit.com

Executive Management

C. Brent Smith	Robert E. Bowers	George Wells	Laura P. Moon
Chief Executive Officer, President	Chief Financial and Administrative Officer	Chief Operating Officer and	Chief Accounting Officer and Treasurer
and Director	and Executive Vice President	Executive Vice President	and Senior Vice President

Kevin D. Fossum	Christopher A. Kollme	Damian J. Miller	Alex Valente
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Property Management	Investments	Dallas	Southeast Region

Robert K. Wiberg
Executive Vice President,
Northeast Region and Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Glenn G. Cohen
Director, Chair of the Board of Directors,	Director, Vice Chair of the	Director, Chair of the Audit Committee,	Director, Chair of the Compensation
and Member of the Compensation and	Board of Directors, and Member of the	and Member of the Governance	Committee, and Member of the Audit
Governance Committees	Audit and Capital Committees	Committee	and Capital Committees

Venkatesh S. Durvasula	Mary Hager	Barbara B. Lang	C. Brent Smith
Director and Member of the Capital	Director and Member of the	Director, Chair of the Governance	Chief Executive Officer, President
Committee	Governance Committee	Committee (including ESG), and	and Director
Member of the Compensation Committee
Jeffrey L. Swope
Director, Chair of the Capital
Committee, and Member of the
Compensation Committee

Transfer Agent	Corporate Counsel	Institutional Analyst Contact	Investor Relations

Computershare	King & Spalding	Phone: 770.418.8592	Phone: 866.354.3485
P.O. Box 43006	1180 Peachtree Street, NE	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Providence, RI 02940-3078	Atlanta, GA 30309		www.piedmontreit.com
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Earnings Release

Piedmont Office Realty Trust Reports First Quarter 2024 Results

ATLANTA, April 30, 2024--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended March 31, 2024 which included significant leasing activity, strong Same Store NOI growth, as well as previously announced refinancing and disposition activity.

Highlights for the Three Months Ended March 31, 2024:

Financial Results:

	Three Months Ended
(in 000s other than per share amounts)	March 31, 2024	March 31, 2023
Net loss applicable to Piedmont	$(27,763)	$(1,367)
Net loss per share applicable to common stockholders - diluted	$(0.22)	$(0.01)
Interest expense	$29,714	$22,077
Impairment charges	$18,432	$0
Core FFO applicable to common stock	$47,753	$56,344
NAREIT FFO per diluted share	$0.38	$0.46
Core FFO per diluted share	$0.39	$0.46
Adjusted FFO applicable to common stock	$24,741	$36,792
Same Store NOI - cash basis	5.1%
Same Store NOI - accrual basis	2.1%
•Piedmont recognized a net loss of $27.8 million, or $0.22 per diluted share, for the first quarter of 2024, as compared to a net loss of $1.4 million, or $0.01 per diluted share, for the first quarter of 2023, with the first quarter of 2024 including $18.4 million, or $0.15 per diluted share, in impairment charges primarily related to shortening the projected hold period for one property during the quarter, as well as approximately $7.6 million, or $0.06 per diluted share, of increased interest expense as compared to first quarter of 2023.
•Core FFO, which removes the impact of the impairment charges noted above, as well as loss on early extinguishment of debt, and depreciation and amortization expense, was $0.39 per diluted share for the first quarter of 2024, as compared to $0.46 per diluted share for the first quarter of 2023, with the decrease primarily attributable to the $0.06 per diluted share increase in interest expense noted above.
•Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 5.1% and 2.1%, respectively, for the three months ended March 31, 2024, as compared to the same period in the prior year, as newly commenced leases or those with expiring abatements outweighed expiring leases.
Leasing:

Three Months Ended March 31, 2024
# of lease transactions	54
Total leasing sf (in 000s)	500
New tenant leasing sf (in 000s)	328
Cash rent roll up	8.0%
Accrual rent roll up	18.6%
Leased percentage as of period end	87.8%

•The Company completed approximately 500,000 square feet of leasing during the first quarter, including approximately 328,000 square feet of new tenant leasing.
•The weighted average size lease executed during the quarter was approximately 13,000 square feet and the weighted average lease term was approximately eight years.
•Rents on leases executed during the three months ended March 31, 2024 for space vacant one year or less increased approximately 8.0% and 18.6% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of March 31, 2024 increased to 87.8%, up from 87.1% as of December 31, 2023, reflecting the leasing activity above, the disposition mentioned below, and one asset moved to redevelopment.
•As of March 31, 2024, the Company had approximately 1.3 million square feet of executed leases for vacant space yet to commence or under rental abatement, representing approximately $42 million of future additional annual cash rents.
•Thus far during the second quarter of 2024, the Company has executed approximately 170,000 square feet of total leasing.

Transactional Activity:
•During the first quarter, the Company sold One Lincoln Park, located at 8401 North Central Expressway in Dallas, TX for $54 million, or $210 per square foot, in an all-cash transaction. The building is a 10-story, approximately 257,000-square foot, office building which was 59% leased as of December 31, 2023.

Balance Sheet:

(in 000s except for ratios)	March 31, 2024	December 31, 2023
Total Real Estate Assets	$3,452,475	$3,512,527
Total Assets	$3,993,996	$4,057,082
Total Debt	$2,070,070	$2,054,596
Weighted Average Cost of Debt	5.81%	5.82%
Principal Amount of Debt-to-Gross Assets Ratio	38.9%	38.2%
Average Net Debt-to-Core EBITDA (ttm)	6.5 x	6.4 x
•During the three months ended March 31, 2024, the Company entered into a new, three year, $200 million unsecured syndicated bank term loan. The Company used the net proceeds and its revolving line of credit to pay off a $100 million bank term loan that was scheduled to mature in December of 2024, and to repay $190 million of a $215 million unsecured term loan that was scheduled to mature on January 31, 2024. The remaining $25 million of the $215 million unsecured term loan was extended to January 31, 2025.
•Also during the three months ended March 31, 2024, the Company repaid the remaining approximately $50 million balance of its Senior Unsecured Notes Due 2024 using proceeds from the sale of One Lincoln Park mentioned above.
•As of March 31, 2024, the Company's only debt with a final maturity prior to 2027 is $275 million in unsecured bank term loans that mature during the first quarter of 2025.

ESG and Operations:

•During the first quarter, the U.S. Environmental Protection Agency and the U.S. Department of Energy recognized the Company with its highest level of recognition - 2024 ENERGY STAR Partner of the Year – Sustained Excellence. The sustained excellence recognition is awarded to organizations who have earned Partner of the Year for several consecutive years and have gone beyond the criteria needed to qualify for recognition.
•Three buildings, CNL Center I & II in Orlando, FL and Glenridge Highlands II, in Atlanta, GA earned LEED Gold certification during the quarter.
•As of March 31, 204, approximately 84% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively.

Commenting on first quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "We are pleased with our quarterly results. First and foremost, we continued to experience the strong leasing volume that we have seen over the last several quarters, executing approximately half a million square feet, with over half a point of occupancy absorption driven by small and medium enterprises in the flight-to-quality trend. In addition, we harvested the value in one of our high-quality Dallas assets through the disposition of One Lincoln Park to a financial services tenant, using the proceeds to pay off the remaining balance of our 2024 Senior Notes on an earnings-neutral basis. During the first quarter, we also addressed all of our 2024 debt maturities, meaningfully extending our maturity profile and leaving only $275 million of debt maturing prior to 2027. Finally, we were named an ENERGY STAR Partner of the Year for the fourth consecutive year, adding the prestigious 'Sustained Excellence' designation for the first time."

Second Quarter 2024 Dividend:

As previously announced, on April 24, 2024, the board of directors of Piedmont declared a dividend for the second quarter of 2024 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on May 24, 2024, payable on June 14, 2024.

Guidance for 2024:

The Company is affirming its previous guidance for the year ending December 31, 2024 as follows:

(in millions, except per share data)	Low	High
Net loss	$(47)	$(41)
Add:
Depreciation	148	151
Amortization	81	84
Core FFO applicable to common stock	$182	$194
Core FFO applicable to common stock per diluted share	$1.46	$1.56

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:
•Executed leasing activity in the range of 1.5 - 2 million square feet with year-end leased percentage for the Company's in-service portfolio anticipated to be approximately 87-88%, before the impacts of any acquisition or disposition activity;
•Same Store NOI flat to 2% increase on both a cash and accrual basis, as the Company will experience some downtime between certain lease expirations and new lease commencements during 2024;
•Interest expense of approximately $119-121 million, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during the latter half of 2023 and early 2024; and,
•General and administrative expense will remain relatively flat at approximately $29-30 million.

No speculative acquisitions, dispositions, or refinancing are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Risks, Uncertainties & Limitations" below.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 32 and reconciliations are provided beginning on page 34.

	Three Months Ended
Selected Operating Data	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Percent leased	87.8%	87.1%	86.7%	86.2%	86.1%
Percent leased - economic (1)	81.2%	81.5%	80.8%	80.0%	79.6%
Total revenues	$144,538	$145,331	$146,986	$143,072	$142,367
Net income (loss) applicable to Piedmont	-$27,763	-$28,030	-$17,002	-$1,988	-$1,367
Net income (loss) per share applicable to common stockholders - diluted	-$0.22	-$0.23	-$0.14	-$0.02	-$0.01
Core EBITDA	$77,760	$79,215	$80,448	$79,212	$78,541
Core FFO applicable to common stock	$47,753	$50,624	$52,716	$55,535	$56,344
Core FFO per share - diluted	$0.39	$0.41	$0.43	$0.45	$0.46
AFFO applicable to common stock	$24,741	$31,833	$39,939	$44,444	$36,792
Gross regular dividends (2)	$15,479	$15,464	$15,462	$25,975	$25,965
Regular dividends per share (2)	$0.125	$0.125	$0.125	$0.210	$0.210
Same store net operating income - accrual basis (3)	2.1%	1.1%	1.7%	-3.7%	-2.8%
Same store net operating income - cash basis (3)	5.1%	4.8%	5.3%	0.2%	-1.5%
Rental rate roll up / roll down - accrual rents	18.6%	11.3%	10.3%	19.6%	9.9%
Rental rate roll up / roll down - cash rents	8.0%	0.0%	11.7%	14.3%	5.7%
Selected Balance Sheet Data
Total real estate assets, net	$3,452,475	$3,512,527	$3,502,576	$3,512,128	$3,486,797
Total assets	$3,993,996	$4,057,082	$4,073,778	$4,094,349	$4,237,460
Total liabilities	$2,312,084	$2,334,110	$2,306,713	$2,297,015	$2,417,363
Ratios & Information for Debt Holders
Core EBITDA to total revenues	53.8%	54.5%	54.7%	55.4%	55.2%
Fixed charge coverage ratio (4)	2.3 x	2.5 x	2.7 x	3.2 x	3.4 x
Average net principal amount of debt to Core EBITDA - quarterly (5)	6.8 x	6.5 x	6.4 x	6.4 x	6.3 x
Total gross real estate assets	$4,596,744	$4,647,105	$4,601,792	$4,576,943	$4,518,003
Total debt - GAAP	$2,070,070	$2,054,596	$2,050,319	$2,049,236	$2,197,955
Net principal amount of debt (6)	$2,078,263	$2,065,827	$2,057,848	$2,051,778	$2,037,224

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements.
(2)	Dividends are reflected in the quarter in which the record date occurred.
(3)
Please refer to the three pages starting with page 13 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(4)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company had principal amortization of $0.9 million for the quarter ended March 31, 2024, $0.8 million for the quarter ended December 31, 2023, $0.3 million for the quarter ended September 30, 2023 and no principal amortization for prior periods presented.
The Company had capitalized interest of $2.8 million for the quarter ended March 31, 2024, $2.5 million for the quarter ended December 31, 2023, $1.9 million for the quarter ended September 30, 2023, $1.4 million for the quarter ended June 30, 2023, and $1.2 million for the quarter ended March 31, 2023.
(5)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(6)	Defined as the total principal amount of debt outstanding, minus cash and escrow deposits and restricted cash, all as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Assets:
Real estate assets, at cost:
Land	$560,604	$567,244	$567,244	$567,244	$567,244
Buildings and improvements	3,787,245	3,823,241	3,782,385	3,768,456	3,714,572
Buildings and improvements, accumulated depreciation	(1,064,199)	(1,046,512)	(1,013,019)	(981,052)	(947,209)
Intangible lease assets	156,804	170,654	177,584	182,127	190,180
Intangible lease assets, accumulated amortization	(80,070)	(88,066)	(86,197)	(83,763)	(83,997)
Construction in progress	92,091	85,966	74,579	59,116	46,007
Total real estate assets	3,452,475	3,512,527	3,502,576	3,512,128	3,486,797
Cash and cash equivalents	3,544	825	5,044	5,167	170,593
Tenant receivables, net of allowance for doubtful accounts	10,338	7,915	8,806	5,387	6,280
Straight line rent receivable	184,750	183,839	181,843	180,339	176,320
Escrow deposits and restricted cash	4,221	3,381	5,983	5,055	4,183
Prepaid expenses and other assets	23,853	28,466	26,156	23,566	26,810
Goodwill	53,491	53,491	71,980	82,937	82,937
Interest rate swaps	4,148	3,032	5,841	5,693	2,899
Deferred lease costs, gross	474,746	487,519	483,353	482,149	486,694
Deferred lease costs, accumulated amortization	(217,570)	(223,913)	(217,804)	(208,072)	(206,053)
Total assets	$3,993,996	$4,057,082	$4,073,778	$4,094,349	$4,237,460
Liabilities:
Unsecured debt, net of discount	$1,875,042	$1,858,717	$1,853,598	$1,852,236	$2,000,955
Secured debt	195,028	195,879	196,721	197,000	197,000
Accounts payable, accrued expenses, and accrued capital expenditures	106,638	146,659	120,579	107,629	98,464
Deferred income	95,139	89,930	89,990	89,815	67,056
Intangible lease liabilities, less accumulated amortization	40,237	42,925	45,825	50,335	53,494
Interest rate swaps	—	—	—	—	394
Total liabilities	2,312,084	2,334,110	2,306,713	2,297,015	2,417,363
Stockholders' equity:
Common stock	1,239	1,237	1,237	1,237	1,236
Additional paid in capital	3,717,599	3,716,742	3,714,629	3,712,688	3,710,767
Cumulative distributions in excess of earnings	(2,030,389)	(1,987,147)	(1,943,652)	(1,911,188)	(1,883,225)
Other comprehensive loss	(8,090)	(9,418)	(6,718)	(6,977)	(10,266)
Piedmont stockholders' equity	1,680,359	1,721,414	1,765,496	1,795,760	1,818,512
Non-controlling interest	1,553	1,558	1,569	1,574	1,585
Total stockholders' equity	1,681,912	1,722,972	1,767,065	1,797,334	1,820,097
Total liabilities, redeemable common stock and stockholders' equity	$3,993,996	$4,057,082	$4,073,778	$4,094,349	$4,237,460
Common stock outstanding at end of period	123,888	123,715	123,696	123,692	123,643

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Revenues:
Rental income (1)	$113,313	$114,357	$115,250	$112,238	$112,560
Tenant reimbursements (1)	25,768	25,090	26,284	25,265	24,269
Property management fee revenue	157	389	396	437	507
Other property related income	5,300	5,495	5,056	5,132	5,031
	144,538	145,331	146,986	143,072	142,367
Expenses:
Property operating costs	59,444	59,085	59,847	58,368	57,791
Depreciation	38,869	38,036	38,150	36,475	35,797
Amortization	18,120	24,232	20,160	21,333	22,031
Impairment charges (2)	18,432	18,489	10,957	—	—
General and administrative	7,612	7,177	7,043	7,279	7,691
	142,477	147,019	136,157	123,455	123,310
Other income (expense):
Interest expense	(29,714)	(28,431)	(27,361)	(23,389)	(22,077)
Other income (expense)	278	146	351	1,787	1,656
Loss on early extinguishment of debt (3)	(386)	—	(820)	—	—
Gain on sale of real estate	—	1,946	—	—	—
Net income (loss)	(27,761)	(28,027)	(17,001)	(1,985)	(1,364)
Less: Net (income) loss applicable to noncontrolling interest	(2)	(3)	(1)	(3)	(3)
Net income (loss) applicable to Piedmont	$(27,763)	$(28,030)	$(17,002)	$(1,988)	$(1,367)
Weighted average common shares outstanding - diluted	123,800	123,714	123,696	123,671	123,550
Net income (loss) per share applicable to common stockholders - diluted	$(0.22)	$(0.23)	$(0.14)	$(0.02)	$(0.01)
Common stock outstanding at end of period	123,888	123,715	123,696	123,692	123,643

(1)	The presentation method used for this line is not in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement revenue."
(2)	Impairment charges consist of the write down of the book value of two properties in the first quarter of 2024 due to changes in the estimated hold periods of the assets, the write down of the Company's goodwill balance allocated to its Boston and New York markets in the fourth quarter of 2023, and the write down of the Company's goodwill balance allocated to its Minneapolis market in the third quarter of 2023.
(3)	Loss on early extinguishment of debt consists of the pro-rata write-off of unamortized debt issuance costs and discounts associated with prepayment of debt, specifically the repayment of $100 million in unsecured term loan debt originally due at the end of 2024 but repaid in the first quarter of 2024, and the repurchase in the third quarter of 2023 of approximately $350 million of the $400 million unsecured senior notes originally due during the first quarter of 2024.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2024	3/31/2023	Change ($)	Change (%)
Revenues:
Rental income (1)	$113,313	$112,560	$753	0.7%
Tenant reimbursements (1)	25,768	24,269	1,499	6.2%
Property management fee revenue	157	507	(350)	(69.0)%
Other property related income	5,300	5,031	269	5.3%
	144,538	142,367	2,171	1.5%
Expenses:
Property operating costs	59,444	57,791	(1,653)	(2.9)%
Depreciation	38,869	35,797	(3,072)	(8.6)%
Amortization	18,120	22,031	3,911	17.8%
Impairment charges (2)	18,432	—	(18,432)	(100.0)%
General and administrative	7,612	7,691	79	1.0%
	142,477	123,310	(19,167)	(15.5)%
Other income (expense):
Interest expense	(29,714)	(22,077)	(7,637)	(34.6)%
Other income (expense)	278	1,656	(1,378)	(83.2)%
Loss on early extinguishment of debt (3)	(386)	—	(386)	(100.0)%
Net income (loss)	(27,761)	(1,364)	(26,397)	(1,935.3)%
Less: Net (income) loss applicable to noncontrolling interest	(2)	(3)	1	33.3%
Net income (loss) applicable to Piedmont	$(27,763)	$(1,367)	$(26,396)	(1,930.9)%
Weighted average common shares outstanding - diluted	123,800	123,550
Net income (loss) per share applicable to common stockholders - diluted	$(0.22)	$(0.01)
Common stock outstanding at end of period	123,888	123,643

(1)	The presentation method used for this line is not in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement revenue."
(2)	Impairment charges for the three months ended March 31, 2024 consist of the write down of the book value of two properties due to changes in the respective estimated hold periods of the assets.
(3)	Loss on early extinguishment of debt for the three months ended March 31, 2024 consists of the pro-rata write-off of unamortized debt issuance costs and discounts during the quarter associated with the repayment of $100 million in unsecured term loan debt originally due at the end of 2024.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2024	3/31/2023

GAAP net income (loss) applicable to common stock	$(27,763)	$(1,367)
Depreciation of real estate assets (1)	38,586	35,690
Amortization of lease-related costs (1)	18,112	22,021
Impairment charges	18,432	—
NAREIT Funds From Operations applicable to common stock	47,367	56,344
Adjustments:
Loss on early extinguishment of debt	386	—
Core Funds From Operations applicable to common stock	47,753	56,344
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,208	1,239
Depreciation of non real estate assets	272	97
Straight-line effects of lease revenue (1)	(2,255)	(3,187)
Stock-based compensation adjustments	1,026	183
Amortization of lease-related intangibles (1)	(2,656)	(3,412)
Non-incremental capital expenditures (2)
Base Building Costs	(13,055)	(4,752)
Tenant Improvement Costs	(3,673)	(5,699)
Leasing Costs	(3,879)	(4,021)
Adjusted Funds From Operations applicable to common stock	$24,741	$36,792

Weighted average common shares outstanding - diluted	123,954	123,690

Funds From Operations per share (diluted)	$0.38	$0.46
Core Funds From Operations per share (diluted)	$0.39	$0.46

Common stock outstanding at end of period	123,888	123,643

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	Non-incremental capital expenditures are defined on page 32.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2024	3/31/2023
Net income (loss) applicable to Piedmont	$(27,763)	$(1,367)
Net income (loss) applicable to noncontrolling interest	2	3
Interest expense	29,714	22,077
Depreciation (1)	38,857	35,787
Amortization (1)	18,112	22,021
Depreciation and amortization attributable to noncontrolling interests	20	20
Impairment charges	18,432	—
EBITDAre	77,374	78,541
Loss on early extinguishment of debt	386	—
Core EBITDA (2)	77,760	78,541
General and administrative expense	7,612	7,691
Non-cash general reserve for uncollectible accounts	—	(400)
Management fee revenue (3)	5	(293)
Other (income) expense (4)	(171)	(1,440)
Straight-line effects of lease revenue (1)	(2,255)	(3,187)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	(4)
Amortization of lease-related intangibles (1)	(2,656)	(3,412)
Property net operating income (cash basis)	80,295	77,496
Deduct net operating (income) loss from:
Acquisitions	—	—
Dispositions (5)	(1,140)	(562)
Other investments (6)	415	(1,213)
Same store net operating income (cash basis)	$79,570	$75,721
Change period over period	5.1%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended March 31, 2024, Piedmont recognized $0.6 million of termination income, as compared with $0.2 million during the same period in 2023 and $3.4 million during the 2023 calendar year.
(3)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(4)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(5)	Dispositions includes One Lincoln Park in Dallas, TX, sold in the first quarter of 2024.
(6)
Other investments include various land holdings and two out of service redevelopment projects, 222 South Orange Avenue in Orlando, FL, and 9320 Excelsior Boulevard in Hopkins, MN. Additional information on these entities can be found on page 31.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2024	3/31/2023
Net income (loss) applicable to Piedmont	$(27,763)	$(1,367)
Net income (loss) applicable to noncontrolling interest	2	3
Interest expense	29,714	22,077
Depreciation (1)	38,857	35,787
Amortization (1)	18,112	22,021
Depreciation and amortization attributable to noncontrolling interests	20	20
Impairment charges	18,432	—
EBITDAre	77,374	78,541
Loss on early extinguishment of debt	386	—
Core EBITDA (2)	77,760	78,541
General and administrative expense	7,612	7,691
Management fee revenue (3)	5	(293)
Other (income) expense (4)	(171)	(1,440)
Property net operating income (accrual basis)	85,206	84,499
Deduct net operating (income) loss from:
Acquisitions	—	—
Dispositions (5)	(1,464)	(913)
Other investments (6)	318	(1,259)
Same store net operating income (accrual basis)	$84,060	$82,327
Change period over period	2.1%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended March 31, 2024, Piedmont recognized $0.6 million of termination income, as compared with $0.2 million during the same period in 2023 and $3.4 million during the 2023 calendar year.
(3)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(4)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(5)	Dispositions includes One Lincoln Park in Dallas, TX, sold in the first quarter of 2024.
(6)
Other investments include various land holdings and two out of service redevelopment projects, 222 South Orange Avenue in Orlando, FL, and 9320 Excelsior Boulevard in Hopkins, MN. Additional information on these entities can be found on page 31.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended
	3/31/2024	3/31/2023	Change ($)	Change (%)

Revenue
Cash rental income	$107,272	$103,478	$3,794	3.7%
Tenant reimbursements	25,448	23,824	1,624	6.8%
Straight line effects of lease revenue	1,833	2,853	(1,020)	(35.8)%
Amortization of lease-related intangibles	2,657	3,353	(696)	(20.8)%
Total rents	137,210	133,508	3,702	2.8%

Other property related income	5,422	5,201	221	4.2%
Total revenue	142,632	138,709	3,923	2.8%

Property operating expense	58,680	56,598	(2,082)	(3.7)%

Property other income (expense)	108	216	(108)	(50.0)%

Same store net operating income (accrual)	$84,060	$82,327	$1,733	2.1%

Less:
Straight line effects of lease revenue	(1,833)	(2,853)	1,020	35.8%
Amortization of lease-related intangibles	(2,657)	(3,353)	696	20.8%
Non-cash general reserve for uncollectible accounts	—	(400)	400	100.0%
Same store net operating income (cash)	$79,570	$75,721	$3,849	5.1%

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data and ratios)

	As of	As of
	March 31, 2024	December 31, 2023

Market Capitalization
Common stock price	$7.03	$7.11
Total shares outstanding	123,888	123,715
Equity market capitalization (1)	$870,931	$879,616
Total debt - GAAP	$2,070,070	$2,054,596
Total principal amount of debt outstanding (excludes premiums, discounts, and deferred financing costs)	$2,086,028	$2,070,033
Total market capitalization (1)	$2,956,959	$2,949,649
Ratios & Information for Debt Holders
Total gross assets (2)	$5,355,835	$5,415,573
Total principal amount of debt / Total gross assets (2)	38.9%	38.2%
Average net principal amount of debt to Core EBITDA - quarterly (3)	6.8 x	6.5 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (4)	6.5 x	6.4 x

(1)	Reflects common stock closing price, shares outstanding, and principal amount of debt outstanding as of the end of the reporting period.
(2)	Total gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.
(3)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(4)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of March 31, 2024
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Amount Outstanding (1)	Weighted Average Interest Rate (2)	Weighted Average Maturity

Floating Rate (3)	$361,000	6.55%	35.3 months
Fixed Rate	1,725,028	5.66%	57.4 months
Total	$2,086,028	5.81%	53.6 months

Unsecured & Secured Debt
Debt	Principal Amount Outstanding (1)	Weighted Average Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,891,000	5.99%	53.6 months
Secured	195,028	4.10%	54.1 months
Total	$2,086,028	5.81%	53.6 months

Debt Maturities (4)
Maturity Year	Secured Principal Amount Outstanding (1)	Unsecured Principal Amount Outstanding (1)	Weighted Average Interest Rate (2)	Percentage of Total Debt

2024	$—	$—	—	—
2025	—	275,000	4.97%	13.2%
2026	—	—	—	—
2027	—	416,000	6.34%	19.9%
2028	195,028	600,000	7.99%	38.1%
2029	—	—	—	—
2030	—	300,000	3.15%	14.4%
2031	—	—	—	—
2032	—	300,000	2.75%	14.4%
Total	$195,028	$1,891,000	5.81%	100.00%

(1)	All of Piedmont's outstanding debt as of March 31, 2024 was interest-only with the exception of the $197 million fixed-rate mortgage associated with 1180 Peachtree Street in Atlanta, GA. The mortgage began amortizing on a 30-year amortization schedule in October 2023 and represents Piedmont's only outstanding secured debt.
(2)	Weighted average interest rate is calculated based upon the principal amounts outstanding and interest rates at March 31, 2024.
(3)	The amount of floating rate debt is comprised of the $216 million outstanding balance on the $600 million unsecured line of credit, the $25 million remaining principal balance on the $215 million unsecured 2023 term loan, and the $120 million variable-rate portion of the $200 million unsecured 2024 term loan.
(4)	For loans that provide extension options that are conditional solely upon the Company providing proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected herein.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Stated Rate	Maturity	Principal Amount Outstanding as of March 31, 2024

Secured Debt
$197 Million Fixed-Rate Mortgage (1)	1180 Peachtree Street	4.10%	10/1/2028	195,028
Secured Subtotal / Weighted Average Interest Rate		4.10%		$195,028

Unsecured Debt
$215 Million Unsecured 2023 Term Loan (2)	N/A	6.71%	1/31/2025	25,000
$250 Million Unsecured 2018 Term Loan (3)	N/A	4.79%	3/31/2025	250,000
$200 Million Unsecured 2024 Term Loan (4)	N/A	6.22%	1/29/2027	200,000
$600 Million Unsecured Line of Credit (5)	N/A	6.45%	6/30/2027	216,000
$600 Million Unsecured 2023 Senior Notes (6)	N/A	9.25%	7/20/2028	600,000
$300 Million Unsecured 2020 Senior Notes (7)	N/A	3.15%	8/15/2030	300,000
$300 Million Unsecured 2021 Senior Notes (8)	N/A	2.75%	4/1/2032	300,000
Unsecured Subtotal / Weighted Average Interest Rate		5.99%		$1,891,000

Total Debt - Principal Amount Outstanding / Weighted Average Interest Rate		5.81%		$2,086,028
GAAP Accounting Adjustments (9)				$(15,958)
Total Debt - GAAP Amount Outstanding				$2,070,070

(1)	Piedmont assumed the mortgage on this property upon acquisition, and the loan began amortizing based on a 30-year amortization schedule in October 2023.
(2)	In January 2024, $190 million was paid down on the $215 million unsecured loan, leaving a remaining balance of $25 million. The unsecured term loan has a variable interest rate in which Piedmont may select from multiple interest rate options, including the prime rate and various SOFR rates. The all-in interest rate associated with each SOFR interest period selection is comprised of the relevant adjusted SOFR rate (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus a credit spread (1.30% as of March 31, 2024) based on Piedmont's then current credit rating.
(3)	The $250 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into multiple interest rate swap agreements in a notional amount equal to the entire facility which effectively fixes the interest rate through the loan's maturity date and can only change with a credit rating change for the Company.
(4)	The $200 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into multiple interest rate swap agreements in a notional amount totaling $80 million which effectively fixes the interest rate for that portion of the term loan through 2/1/2026 (at 5.4965% as of March 31, 2024; this rating can change only with a credit rating change for the Company). For the $120 million portion of the term loan that has a variable rate, Piedmont may select from multiple interest rate options, including the prime rate and various term SOFR rates. The all-in interest rate associated with each SOFR interest period selection is comprised of the relevant adjusted SOFR rate (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus a credit spread (1.30% as of March 31, 2024) based on Piedmont's then current credit rating.
(5)	All outstanding debt as of March 31, 2024 was term debt with the exception of the $216 million balance on the $600 million unsecured revolving credit facility. The facility has an initial maturity date of June 30, 2026; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 30, 2027. The interest rate presented for the facility is the weighted average interest rate for all outstanding draws as of March 31, 2024. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various SOFR rates. The all-in interest rate associated with each SOFR interest period selection is comprised of the relevant adjusted SOFR rate (comprised of the relevant base SOFR interest rate plus a fixed adjustment of 0.10%) plus a credit spread (1.04% as of March 31, 2024) based on Piedmont's then current credit rating.
(6)	The original $400 million unsecured senior notes were offered for sale in July 2023 at 99.000% of the principal amount; the resulting effective cost of the original $400 million financing is approximately 9.50% before the consideration of transaction costs. In December 2023, Piedmont offered an additional $200 million in unsecured senior notes for sale at 101.828% of the principal amount; the resulting effective cost of the $200 million additional financing is approximately 8.75%.
(7)	The $300 million unsecured senior notes were offered for sale at 99.236% of the principal amount; the resulting effective cost of the financing is approximately 3.24% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 3.90%.
(8)
The $300 million unsecured senior notes were offered for sale at 99.510% of the principal amount; the resulting effective cost of the financing is approximately 2.80% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 2.78%.

(9)	The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities. The original issue discounts and fees are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of March 31, 2024
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Maximum leverage ratio	0.60	0.41	0.37	0.36	0.37	0.38
Minimum fixed charge coverage ratio (2)	1.50	2.67	2.91	3.16	3.52	3.91
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.03	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.39	2.67	2.74	2.66	2.64
Minimum unencumbered interest coverage ratio (3)	1.75	2.75	2.99	3.28	3.67	4.10

		Three Months Ended
Bond Covenant Compliance (4)	Required	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Total debt to total assets	60% or less	45.2%	44.4%	44.7%	44.8%	47.1%
Secured debt to total assets	40% or less	4.2%	4.2%	4.3%	4.3%	4.2%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	3.04	3.29	3.56	3.97	4.44
Unencumbered assets to unsecured debt	150% or greater	220%	225%	223%	223%	211%

	Three Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	March 31, 2024	December 31, 2023

Average net principal amount of debt to core EBITDA (5)	6.8 x	6.4 x
Fixed charge coverage ratio (6)	2.3 x	2.9 x
Interest coverage ratio (7)	2.4 x	2.9 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)	Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, and the Fourth Supplemental Indenture dated July 20, 2023 for defined terms and detailed information about the calculations.
(5)	Calculated using the average daily principal balance of debt outstanding during the identified period, less the average balance of cash and escrow deposits and restricted cash as of the end of each month during the relevant period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented). The Company had principal amortization of $0.9 million for the three months ended March 31, 2024 and $1.1 million for the twelve months ended December 31, 2023. The Company had capitalized interest of $2.8 million for the three months ended March 31, 2024 and $7.0 million for the twelve months ended December 31, 2023.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $2.8 million for the three months ended March 31, 2024 and $7.0 million for the twelve months ended December 31, 2023.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of March 31, 2024
(in thousands except for number of properties)

Tenant (1)	Credit Rating (2)	Number of Properties	Lease Term Remaining (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
US Bancorp (4)	A / A3	3	6.0	$27,750	4.8	787	5.6
State of New York	AA+ / Aa1	1	12.5	25,632	4.4	482	3.4
Amazon	AA / A1	4	0.7	17,563	3.0	337	2.4
City of New York	AA / Aa2	1	2.2	15,628	2.7	313	2.2
Microsoft	AAA / Aaa	2	7.2	13,738	2.4	355	2.5
King & Spalding	No Rating Available	1	7.0	13,214	2.3	268	1.9
Transocean	CCC+ / Caa1	1	12.1	11,569	2.0	301	2.1
Ryan	B+ / B2	1	1.8	9,617	1.7	178	1.3
VMware, Inc. / subsidiary of Broadcom	BBB / Baa3	1	3.3	9,097	1.6	215	1.5
Schlumberger Technology	A / A2	1	4.8	8,231	1.4	254	1.8
Gartner	BBB- / Ba1	2	10.3	7,875	1.4	207	1.5
Fiserv	BBB / Baa2	1	3.3	7,629	1.3	195	1.4
Salesforce.com	A+ / A1	1	5.3	7,450	1.3	182	1.3
Epsilon Data Management / subsidiary of Publicis	BBB+ / Baa1	1	2.3	7,102	1.2	222	1.6
Eversheds Sutherland	No Rating Available	1	2.1	6,917	1.2	180	1.3
Applied Predictive Technologies / subsidiary of MasterCard	A+ / Aa3	1	4.2	6,838	1.2	133	0.9
International Food Policy Research Institute	No Rating Available	1	5.1	6,603	1.1	102	0.7
Other			Various	375,396	65.0	9,374	66.6
Total				$577,849	100.0	14,085	100.0

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(3)	The metrics presented are the weighted average lease terms remaining in years weighted by Annualized Lease Revenue.
(4)	The weighted average lease term for US Bancorp reflects the 10-year renewal for 447,000 square feet at the tenant's Minneapolis CBD location executed in the fourth quarter of 2023, as well as the 2 months of lease term remaining at the tenant's 340,000 square foot suburban location.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of March 31, 2024

Tenant Credit Rating

Rating Level (1)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$22,665	3.9
AA / Aa	73,211	12.7
A / A	72,909	12.6
BBB / Baa	67,176	11.6
BB / Ba	12,082	2.1
B / B	17,845	3.1
Below	19,826	3.4
Not rated (2)	292,135	50.6
Total	$577,849	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	342	35.8	$26,023	4.5	226	1.6
2,501 - 10,000 sf	340	35.6	69,035	12.0	1,735	12.3
10,001 - 20,000 sf	104	10.9	56,019	9.7	1,414	10.0
20,001 - 40,000 sf	94	9.9	100,067	17.3	2,533	18.0
40,001 - 100,000 sf	47	4.9	118,009	20.4	2,922	20.8
Greater than 100,000 sf	28	2.9	208,696	36.1	5,255	37.3
Total	955	100.0	$577,849	100.0	14,085	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2024			March 31, 2023
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	14,426	16,563	87.1%	14,440	16,658	86.7%
Leases signed during the period	500			544
Less:
Lease renewals signed during period	(172)			(274)
New leases signed during period for currently occupied space	(20)			(46)
Leases expired during period and other	(392)	(10)		(312)	16
Subtotal	14,342	16,553	86.6%	14,352	16,674	86.1%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(257)	(516)		—	—
As of March 31, 20xx	14,085	16,037	87.8%	14,352	16,674	86.1%

Same Store Analysis
Less acquisitions and dispositions after March 31, 2023 and out-of-service redevelopments (2) (3)	—	—	—%	(463)	(525)	88.2%
Same Store Leased Percentage	14,085	16,037	87.8%	13,889	16,149	86.0%

(1)	Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end at our in-service properties, divided by total rentable in-service square footage as of period end.
(2)	For additional information on acquisitions and dispositions completed during the last year and current out-of-service redevelopments, please refer to page 31.
(3)	Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments that commenced during the previous twelve months that were taken out of service are deducted from the previous period data and developments and previously out of service redevelopments that were placed in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis

	Three Months Ended
	March 31, 2024
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3)

Leases executed for spaces vacant one year or less (1)	225	45.0%	1.4%	8.0%	18.6%
Leases executed for spaces excluded from analysis (4)	275	55.0%

(1)	The populations included in this analysis consist of consolidated leases executed during the relevant period with lease terms of greater than one year.
(2)	For the purpose of this analysis, the last twelve months of cash paying rents of the previous leases are compared to the first twelve months of cash paying rents of the new leases in order to calculate the percentage change.
(3)	For the purpose of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(4)	Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis, primarily because the spaces had been vacant for more than one year. Leases associated with storage spaces, retail spaces, management offices, percentage rent agreements, and newly acquired assets for which there is less than one year of operating history are also excluded from this analysis.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of March 31, 2024
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,952	12.2
2024 (2)	41,995	7.3	1,161	7.2
2025 (3)	69,738	12.1	1,661	10.3
2026	64,822	11.2	1,608	10.0
2027	49,702	8.6	1,301	8.1
2028	68,949	11.9	1,749	10.9
2029	57,289	9.9	1,348	8.4
2030	30,852	5.3	795	5.0
2031	30,682	5.3	763	4.8
2032	25,191	4.4	607	3.8
2033	11,240	1.9	241	1.5
2034	33,509	5.8	905	5.6
2035	23,080	4.0	620	3.9
2036	20,252	3.5	527	3.3
Thereafter	50,548	8.8	799	5.0
Total	$577,849	100.0	16,037	100.0

Average Lease Term Remaining
3/31/2024	5.7 years
12/31/2023	5.7 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of March 31, 2024, comprised of approximately 344,000 square feet and Annualized Lease Revenue of $10.8 million.
(3)	Includes leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 2,500 square feet and Annualized Lease Revenue of $75K, which have been assigned a lease expiration date of a year and a day beyond the current period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of March 31, 2024
(in thousands)

	Q2 2024 (1)		Q3 2024		Q4 2024		Q1 2025
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	48	$2,025	61	$2,059	51	$2,268	85	$2,798
Boston	—	—	1	51	6	233	88	2,801
Dallas	89	4,082	16	798	44	1,808	431	22,294
Minneapolis	356	11,971	15	669	11	448	35	1,479
New York	5	223	2	137	31	1,809	—	13
Orlando	245	3,362	7	608	4	149	73	2,673
Northern Virginia / Washington, D.C.	111	5,842	21	1,069	37	1,881	9	604
Other	—	5	—	—	—	—	—	—
Total (3)	854	$27,510	123	$5,391	184	$8,596	721	$32,662

(1)
Includes leases with an expiration date of March 31, 2024, comprised of approximately 344,000 square feet and expiring lease revenue of $10.6 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of March 31, 2024
(in thousands)

	12/31/2024 (1)		12/31/2025		12/31/2026		12/31/2027		12/31/2028
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	160	$6,352	414	$15,004	492	$19,169	606	$23,947	405	$15,620
Boston	6	284	149	5,478	18	645	27	854	174	5,518
Dallas	149	6,688	619	30,602	366	12,548	196	6,741	594	24,017
Minneapolis	383	13,088	230	9,200	28	1,088	213	7,388	34	1,384
New York	38	2,169	10	508	313	15,640	5	501	—	26
Orlando	256	4,119	187	6,418	296	10,520	217	8,171	43	1,529
Northern Virginia / Washington, D.C.	169	8,792	52	3,328	95	5,060	37	2,092	240	12,490
Other	—	5	—	—	—	—	—	5	259	8,283
Total (3)	1,161	$41,497	1,661	$70,538	1,608	$64,670	1,301	$49,699	1,749	$68,867

(1)
Includes leases with an expiration date of March 31, 2024, comprised of approximately 344,000 square feet and expiring lease revenue of $10.6 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 24 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended March 31, 2024 (2)	For the Year Ended				2020 to 2024 (Weighted Average)
		2023 (3)	2022	2021	2020
Total Leasing Transactions
Square feet (1)	498,327	2,239,797	2,142,852	2,247,366	1,103,248	8,231,590
Tenant improvements per square foot per year of lease term	$3.70	$3.80	$3.22	$2.78	$4.30	$3.43
Leasing commissions per square foot per year of lease term	$1.73	$2.21	$2.22	$1.67	$1.89	$1.99
Total per square foot per year of lease term	$5.43	$6.01	$5.44	$4.45	$6.19	$5.42
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.30	-$0.79	-$0.10	-$0.20	-$0.40	-$0.40

Adjusted total per square foot per year of lease term	$5.13	$5.22	$5.34	$4.25	$5.79	$5.02

(1)	This information presented is for our consolidated offices only and excludes activity associated with storage and license spaces.
(2)	The tenant improvement and leasing commission amounts presented for the three months ended March 31, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	The tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of March 31, 2024
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	11	$170,989	29.6	4,710	29.4	4,352	92.4
Dallas	12	109,998	19.0	3,220	20.1	2,647	82.2
Northern Virginia / Washington, D.C.	6	67,017	11.6	1,591	9.9	1,254	78.8
Orlando	6	60,591	10.5	1,757	11.0	1,643	93.5
Minneapolis	5	59,512	10.3	1,830	11.4	1,614	88.2
New York	1	50,184	8.7	1,045	6.5	939	89.9
Boston	6	39,695	6.9	1,270	7.9	1,076	84.7
Other	2	19,863	3.4	614	3.8	560	91.2
Total / Weighted Average	49	$577,849	100.0	16,037	100.0	14,085	87.8

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of March 31, 2024
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.0	1,300	8.1	9	19.6	3,410	21.3	11	29.6	4,710	29.4
Dallas	—	—	—	—	12	19.0	3,220	20.1	12	19.0	3,220	20.1
Northern Virginia / Washington, D.C.	3	5.1	691	4.3	3	6.5	900	5.6	6	11.6	1,591	9.9
Orlando	4	8.6	1,448	9.1	2	1.9	309	1.9	6	10.5	1,757	11.0
Minneapolis	1	5.5	937	5.8	4	4.8	893	5.6	5	10.3	1,830	11.4
New York	1	8.7	1,045	6.5	—	—	—	—	1	8.7	1,045	6.5
Boston	—	—	—	—	6	6.9	1,270	7.9	6	6.9	1,270	7.9
Other	—	—	—	—	2	3.4	614	3.8	2	3.4	614	3.8
Total	11	37.9	5,421	33.8	38	62.1	10,616	66.2	49	100.0	16,037	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of March 31, 2024
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Business Services	77	10.8	$82,099	14.2	2,075	14.7
Engineering, Accounting, Research, Management & Related Services	95	13.3	81,611	14.1	1,921	13.6
Legal Services	79	11.0	59,430	10.3	1,408	10.0
Governmental Entity	5	0.7	48,473	8.4	938	6.7
Depository Institutions	20	2.8	37,734	6.5	1,023	7.3
Real Estate	50	7.0	29,565	5.1	844	6.0
Oil and Gas Extraction	5	0.7	23,008	4.0	645	4.6
Miscellaneous Retail	8	1.1	21,946	3.8	461	3.3
Security & Commodity Brokers, Dealers, Exchanges & Services	54	7.6	20,625	3.6	516	3.7
Holding and Other Investment Offices	32	4.5	19,945	3.5	474	3.4
Health Services	35	4.9	18,367	3.2	441	3.1
Automotive Repair, Services & Parking	9	1.3	14,775	2.6	8	0.1
Membership Organizations	18	2.5	11,871	2.1	228	1.6
Insurance Agents, Brokers & Services	19	2.7	10,898	1.9	306	2.2
Insurance Carriers	12	1.7	9,128	1.6	245	1.7
Other	197	27.4	88,374	15.1	2,552	18.0
Total	715	100.0	$577,849	100.0	14,085	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of March 31, 2024

Acquisitions Completed During Prior Year and Current Year

None

Dispositions Completed During Prior Year and Current Year

Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Sale Price	Square Feet (in thousands)	Percent Leased at Disposition
One Lincoln Park	Dallas / Preston Center	Q1 2024	100%	1999	$54.0 million	257	100%

Out-of-Service Redevelopment Assets

Property	Market / Submarket	Percent Leased	Square Feet (in thousands)	Current Asset Basis
222 South Orange Avenue (1)	Orlando / CBD	15%	127	$36.4 million
9320 Excelsior Boulevard (2)	Minneapolis / I-394 Corridor	0%	259	$18.4 million

Developable Land Parcels

Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in thousands)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2,584
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2,015
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24,211
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center	4.5	3,320
Royal Lane (3)	Dallas / Las Colinas	6011, 6021 & 6031 Connection Drive	10.6	2,837
John Carpenter Freeway	Dallas / Las Colinas	750 West John Carpenter Freeway	3.5	1,000
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6,039
TownPark (3)	Orlando / Lake Mary	400 & 500 TownPark Commons	18.9	9,123
Total			60.7	$51,129

(1)	The property was vacant at the time of acquisition in Q4 2020. It shares a common lobby and atrium with the Company's 200 South Orange Avenue property. The redevelopment includes an enhanced window line and balconies, allowing more light and air into tenant spaces, along with renovations to the lobby, common areas and restrooms.
(2)	The long-term lease with the tenant occupying the full building expired on December 31, 2023. The asset has been placed into redevelopment and will include a renovated lobby, restrooms and elevator cabs, along with the addition of a fireside tenant lounge and extensive conference and training facilities in preparation for multi-tenanting the asset.
(3)	As of March 31, 2024, the Company was under contract to sell these land parcels; however, the transactions are contingent upon the buyers obtaining the appropriate zoning changes.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 34.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street Advisors	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue, 32nd Floor	777 East Wisconsin Avenue	711 Fifth Avenue, 4th Floor
Newport Beach, CA 92660	New York, NY 10179	Milwaukee, WI 53202	New York, NY 10022
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

GAAP net income (loss) applicable to common stock	$(27,763)	$(28,030)	$(17,002)	$(1,988)	$(1,367)
Depreciation	38,586	37,889	37,790	36,200	35,690
Amortization	18,112	24,222	20,151	21,323	22,021
Impairment charges	18,432	18,489	10,957	—	—
Gain on sale of properties	—	(1,946)	—	—	—
NAREIT Funds From Operations applicable to common stock	47,367	50,624	51,896	55,535	56,344
Adjustments:
Loss on early extinguishment of debt	386	—	820	—	—
Core Funds From Operations applicable to common stock	47,753	50,624	52,716	55,535	56,344
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,208	1,481	1,410	1,312	1,239
Depreciation of non real estate assets	272	136	350	264	97
Straight-line effects of lease revenue	(2,255)	(908)	(418)	(2,755)	(3,187)
Stock-based compensation adjustments	1,026	1,989	2,070	2,095	183
Amortization of lease-related intangibles	(2,656)	(2,869)	(4,479)	(3,119)	(3,412)
Non-incremental capital expenditures
Base Building Costs	(13,055)	(5,554)	(7,085)	(2,914)	(4,752)
Tenant Improvement Costs	(3,673)	(2,664)	(2,687)	(2,228)	(5,699)
Leasing Costs	(3,879)	(10,402)	(1,938)	(3,746)	(4,021)

Adjusted Funds From Operations applicable to common stock	$24,741	$31,833	$39,939	$44,444	$36,792

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Net income (loss) applicable to Piedmont	$(27,763)	$(28,030)	$(17,002)	$(1,988)	$(1,367)
Net income (loss) applicable to noncontrolling interest	2	3	1	3	3
Interest expense	29,714	28,431	27,361	23,389	22,077
Depreciation	38,857	38,025	38,140	36,464	35,787
Amortization	18,112	24,223	20,151	21,323	22,021
Depreciation and amortization attributable to noncontrolling interests	20	20	20	21	20
Impairment charges	18,432	18,489	10,957	—	—
Gain on sale of properties	—	(1,946)	—	—	—
EBITDAre	77,374	79,215	79,628	79,212	78,541
Loss on early extinguishment of debt	386	—	820	—	—
Core EBITDA	77,760	79,215	80,448	79,212	78,541
General and administrative expense	7,612	7,177	7,043	7,279	7,691
Non-cash general reserve for uncollectible accounts	—	—	(600)	—	(400)
Management fee revenue	5	(247)	(210)	(254)	(293)
Other (income) expense	(171)	(38)	(207)	(1,571)	(1,440)
Straight-line effects of lease revenue	(2,255)	(908)	(418)	(2,755)	(3,187)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	(3)	(2)	(1)	(4)
Amortization of lease-related intangibles	(2,656)	(2,869)	(4,479)	(3,119)	(3,412)
Property net operating income (cash basis)	80,295	82,327	81,575	78,791	77,496
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—
Dispositions	(1,140)	(802)	(703)	(821)	(562)
Other investments	415	(1,138)	(1,160)	(1,207)	(1,213)
Same store net operating income (cash basis)	$79,570	$80,387	$79,712	$76,763	$75,721

Piedmont Office Realty Trust, Inc.
In-Service Portfolio Detail (1)
As of March 31, 2024
(in thousands)

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Atlanta
999 Peachtree Street	✓	✓	✓	100.0%	1	622	88.7%	88.4%	79.6%	22,871
1180 Peachtree Street	✓	✓	✓	100.0%	1	678	98.1%	96.8%	91.2%	35,299
Galleria on the Park	✓	✓	✓	100.0%	5	2,163	91.1%	82.1%	76.4%	67,385
Glenridge Highlands	✓	✓	✓	100.0%	2	714	94.1%	88.1%	84.7%	25,071
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	92.8%	91.0%	87.3%	14,331
The Medici	✓		✓	100.0%	1	156	91.0%	91.0%	84.6%	6,032
Metropolitan Area Subtotal / Weighted Average					11	4,710	92.4%	87.0%	81.3%	170,989
Boston
5 Wall Street	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,453
Wayside Office Park	✓		✓	100.0%	2	473	95.1%	95.1%	95.1%	18,058
25 Burlington Mall Road	✓		✓	100.0%	1	291	55.7%	54.0%	54.0%	7,033
80 & 90 Central Street	✓		✓	100.0%	2	324	87.0%	87.0%	83.3%	7,151
Metropolitan Area Subtotal / Weighted Average					6	1,270	84.7%	84.3%	83.4%	39,695
Dallas
Galleria Office Towers	✓	✓	✓	100.0%	3	1,383	89.4%	88.6%	82.6%	57,852
Park Place on Turtle Creek	✓		✓	100.0%	1	177	76.8%	72.3%	71.2%	6,968
6565 North MacArthur Boulevard	✓	✓	✓	100.0%	1	254	84.6%	83.9%	83.9%	7,685
750 West John Carpenter Freeway	✓	✓	✓	100.0%	1	315	46.3%	46.3%	46.3%	4,921
6011, 6021 & 6031 Connection Drive	✓		✓	100.0%	3	605	92.7%	91.9%	91.9%	19,712
Las Colinas Corporate Center	✓		✓	100.0%	3	486	72.4%	69.1%	60.5%	12,860
Metropolitan Area Subtotal / Weighted Average					12	3,220	82.2%	80.9%	77.0%	109,998
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	937	86.8%	86.8%	85.4%	31,693
One & Two Meridian Crossings	✓	✓	✓	100.0%	2	384	92.4%	91.7%	91.7%	11,824
Crescent Ridge II	✓	✓	✓	100.0%	1	295	87.1%	74.6%	66.8%	9,394
Norman Pointe I	✓		✓	100.0%	1	214	88.3%	83.6%	83.6%	6,601
Metropolitan Area Subtotal / Weighted Average					5	1,830	88.2%	85.5%	83.5%	59,512
New York
60 Broad Street			✓	100.0%	1	1,045	89.9%	85.6%	85.3%	50,184
Metropolitan Area Subtotal / Weighted Average					1	1,045	89.9%	85.6%	85.3%	50,184

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Orlando
200 South Orange Avenue	✓	✓	✓	100.0%	1	646	88.7%	86.8%	70.3%	22,932
CNL Center I & II	✓	✓	✓	99.0%	2	620	93.4%	93.1%	91.6%	24,688
501 West Church Street				100.0%	1	182	100.0%	100.0%	100.0%	2,230
400 & 500 TownPark Commons	✓	✓	✓	100.0%	2	309	100.0%	100.0%	99.4%	10,741
Metropolitan Area Subtotal / Weighted Average					6	1,757	93.5%	92.7%	86.0%	60,591
Northern Virginia / Washington, D.C.
4250 North Fairfax Drive	✓	✓	✓	100.0%	1	308	92.9%	87.0%	87.0%	14,961
Arlington Gateway	✓	✓	✓	100.0%	1	331	80.1%	78.2%	60.7%	12,939
3100 Clarendon Boulevard	✓	✓	✓	100.0%	1	261	82.4%	80.8%	80.8%	9,782
1201 & 1225 Eye Street	✓	✓	✓	(3)	2	482	70.1%	70.1%	69.3%	21,442
400 Virginia Avenue	✓	✓	✓	100.0%	1	209	71.8%	71.8%	69.9%	7,893
Metropolitan Area Subtotal / Weighted Average					6	1,591	78.8%	77.1%	72.9%	67,017
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	11,574
1430 Enclave Parkway	✓	✓	✓	100.0%	1	313	82.7%	82.7%	82.7%	8,289
Metropolitan Area Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	19,863

Grand Total					49	16,037	87.8%	85.1%	81.2%	577,849

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 31
(2)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(3)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Major Leases Not Yet Commenced and Major Abatements

As of March 31, 2024, the Company had approximately 1.3 million square feet of executed leases for vacant space yet to commence or currently under rental abatement.

Presented below is a schedule of uncommenced new leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Market	Square Feet Leased	Space Status	Estimated Lease Commencement Date	New / Expansion
General Electric International	Galleria 600	Atlanta	77,163	Vacant	Q3 2024	New
FirstKey Homes	Galleria 600	Atlanta	51,442	Vacant	Q3 2024	New

Presented below is a schedule of leases with abatements of 50,000 square feet or greater that either were under abatement as of March 31, 2024 or will be under abatement within the next twelve months.

Tenant	Property	Market	Abated Square Feet	Estimated Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Brand Industrial Services	Galleria 600	Atlanta	50,380	Q1 2023	March 2025	Q3 2034
Kimley-Horn and Associates	200 and 222 South Orange Avenue	Orlando	61,348	54,673 SF Q4 2023 6,675 SF Q2 2024	November 2023 to Mid June 2024 (54,673 SF); Mid June 2024 to October 2024 (61,348 SF); November 2024 to Mid June 2025 (6,675 SF)	Q4 2034
Institute for Justice	Arlington Gateway	Northern Virginia	58,285	Q1 2024	January 2024 through June 2025	Q2 2037
Undisclosed Tenant	One Galleria Tower	Dallas	50,130	Q4 2023	January 2024 through June 2025	Q2 2035
Javelin Energy Partners	Las Colinas Corporate Center I	Dallas	82,878	70,053 SF Q1 2024 12,825 SF Q3 2024	March 2024 to August 2024 (70,053 SF); September 2024 to February 2025 (82,878 SF); March 2025 to August 2025 (12,825 SF)	Q1 2035
OneDigital	Galleria 300	Atlanta	70,445	23,506 SF Q1 2024 46,939 SF Q3 2025	March 2024 to February 2025 (23,506 SF); September 2025 to August 2026 (46,939 SF)	Q4 2036
General Electric International	Galleria 600	Atlanta	77,163	Q3 2024	September 2024 through September 2025	Q3 2036
FirstKey Homes	Galleria 600	Atlanta	51,442	Q3 2024	September 2024 to August 2026 (50% of monthly gross rent)	Q3 2035

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this supplemental package include: the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share, leasing activity, leased percentage, and estimated increase in Same Store NOI for the year ending December 31, 2023. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the demand for office space in the markets in which we operate, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve certain known and unknown risks and uncertainties, which could cause our actual results and expectations to differ materially from those described in our forward-looking statements. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following: economic, regulatory, socio-economic (including work from home), technological (e.g. artificial intelligence and machine learning, Zoom, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants; impairment charges on our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including economic changes, such as rising interest rates and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks; future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against any of our properties or our tenants; risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment, or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents; costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners; uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost; additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock; risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rapidly rising interest rates for new debt financings; a downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. (the "Operating Partnership") or the credit ratings of our or the Operating Partnership's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments; the effect of future offerings of debt or equity securities on the value of our common stock; additional risks and costs associated with inflation and continuing increases in the rate of inflation, including the impact of a possible recession; uncertainties associated with environmental and regulatory matters; changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods; the effect of any litigation to which we are, or may become, subject; additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), or other tax law changes which may adversely affect our stockholders; the future effectiveness of our internal controls and procedures; actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and other factors, including the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2023.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to and undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PIEDMONT®
OFFICE REALTY TRUST

www.piedmontreit.com

Corporate Headquarters
5565 Glenridge Connector, Suite 450
Atlanta, GA 30342
T: 770.418.8800

Institutional Analyst Contact

T: 770.418.8592
E: research.analysts@piedmontreit.com

Investor Relations

T: 866.354.3485
E: investor.services@piedmontreit.com